UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

NEXTGEN HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12537	95-2888568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Not Applicable(1)	Not Applicable(1)
(Address of Principal Executive Offices)	(Zip Code)

Not Applicable(1)

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NXGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

(1)

NextGen Healthcare, Inc. is a remote-first company and no longer maintains its principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices should be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 5, 2023, NextGen Healthcare, Inc., a Delaware corporation (“NextGen” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Next Holdco, LLC, a Delaware limited liability company (“Parent”), and Next Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Thoma Bravo Discover Fund IV, L.P. (“Thoma Bravo”), an investment fund managed by Thoma Bravo, L.P.

Subject to the terms and conditions of the Merger Agreement, each share of Company common stock, par value $0.01 per share (each a “Company Share”) that is issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than any Company Shares (i) subject to Vested Company Restricted Stock Awards (as defined in the Merger Agreement), Unvested Company Restricted Stock Awards (as defined below) or Company DSU Awards (as defined in the Merger Agreement), (ii) owned immediately prior to the Effective Time by Parent, Merger Sub or the Company or by any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company or (iii) owned by Company stockholders who are entitled to demand and have properly and validly demanded their appraisal rights under Delaware law, will be canceled and extinguished and automatically converted into the right to receive $23.95 per share in cash (the “Merger Consideration”), without interest and subject to any applicable withholding taxes.

In addition, effective as of immediately prior to the Effective Time, each outstanding Company stock option will be automatically canceled in exchange for the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (i) the aggregate number of Company Shares underlying such stock option immediately prior to the Effective Time, by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such stock option.

Effective as of immediately prior to the Effective Time, each outstanding Company deferred stock unit (“DSU Award”) will be automatically canceled in exchange for the right to receive an amount in cash (without interest) equal to product obtained by multiplying (x) the aggregate number of Company Shares underlying such DSU Award immediately prior to the Effective Time, by (y) the Merger Consideration.

Effective as of immediately prior to the Effective Time, each outstanding Company performance stock unit (each a “PSU Award”) will be automatically canceled in exchange for the right to receive an amount in cash (without interest) equal to product obtained by multiplying (x) the sum of (i) the number of Company Shares underlying such PSU Award for which the applicable performance condition has been achieved prior to the Effective Time but which remain subject to service-based vesting as of immediately prior to the Effective Time in accordance with the terms of the PSU Award, if any, plus (ii) with respect to any portion of such PSU Award the vesting of which remains subject to achievement of performance objectives, a number of Company Shares that vest as a result of the Merger as determined in accordance with the terms and conditions applicable to the PSU Award, by (y) the Merger Consideration.

Effective as of immediately prior to the Effective Time, (i) each outstanding share of restricted stock of the Company held by non-employee members of the Board of Directors of the Company (the “Board”) will automatically be converted into the right to receive an amount in cash (without interest) equal to product obtained by multiplying (x) the aggregate number of Company Shares underlying such award immediately prior to the Effective Time, by (y) the Merger Consideration, and (ii) each other outstanding share of unvested restricted stock of the Company (each, an “Unvested Company Restricted Stock Award”) will automatically be converted into the right to receive an amount in cash (without interest) equal to product obtained by multiplying (x) the aggregate number of Company Shares underlying such Unvested Company Restricted Stock Award immediately prior to the Effective Time, by (y) the Merger Consideration (the “Cash Replacement Company RSA Amounts”). All Cash Replacement Company RSA Amounts will, subject to the holder’s continued service through the applicable vesting dates, generally vest and be payable at the same time as the Unvested Company Restricted Stock Awards for which the Cash Replacement Company RSA Amounts were exchanged would have vested and been payable pursuant to its terms (including any accelerated vesting terms that apply).

The foregoing amounts will be paid as soon as practicable following the Effective Time, less applicable withholdings taxes.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to use commercially reasonable efforts to conduct its operations according to its ordinary course of business and to use reasonable best efforts to cooperate in seeking regulatory approvals and not to engage in certain specified activities without Parent’s prior consent. In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate, knowingly encourage, or knowingly facilitate, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives a written, bona fide Acquisition Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement that the Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, constitutes or is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement), the Company may take certain actions to participate in discussions and negotiations and furnish information with respect to such Acquisition Proposal, after providing written notice to Parent of such determination, in each case, subject to the terms of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, the Company has agreed to prepare and file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and, subject to certain exceptions, the Board will recommend that the Merger Agreement be adopted by the Company’s stockholders at a special meeting of the Company’s stockholders (the “Company Board Recommendation”). However, subject to the satisfaction of certain terms and conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the Company Board Recommendation and entering into a definitive agreement with respect to a Superior Proposal if, among other things, the Board has concluded in good faith after consultation with its outside legal counsel that the failure to take such action would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal and Parent’s right to terminate the Merger Agreement if the Board changes its Company Board Recommendation. In addition, either Parent or the Company may terminate the Merger Agreement if (i) the Merger has not been successfully completed by March 5, 2024, subject to extension to June 5, 2024, if all conditions to closing are met, other than the receipt of the necessary competition approvals (the “Termination Date”); (ii) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger, (iii) the Company’s stockholders fail to adopt the Merger Agreement, and (iv) the other party materially breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases, to the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent. In connection with a termination of the Merger Agreement under specified circumstances, including due to a change in the Company Board Recommendation, the entry by the Company into a definitive agreement with respect to a Superior Proposal, or certain other triggering events set forth in the Merger Agreement, the Company may be required to pay Parent a termination fee of $41,179,000.00. In addition, in connection with a termination of the Merger Agreement under specified circumstances, including due to a uncured materials breach of the Merger Agreement by Parent, or the failure of Parent and Merger Sub to close the Merger following the satisfaction or waiver of all of the closing conditions to the Merger (other than those conditions that by their nature are to be satisfied as of immediately prior to the Effective Time, but subject to such conditions being able to be satisfied or waived at or prior to the Effective Time), Parent may be required to pay the Company a termination fee of $98,829,000.00. The Company is also entitled to receive this termination fee from Parent if Parent terminates the Merger Agreement because the Merger has not been completed by the Termination Date and at the time of such termination, the Company could have validly terminated the Merger Agreement for either of the reasons described in the preceding sentence.

The Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, and (iii) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the holders of Company Shares adopt the Merger Agreement at a meeting of the Company’s stockholders.

Parent has obtained equity financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Thoma Bravo has committed to an aggregate equity contribution in an amount that is sufficient to fund the payment of the aggregate Merger Consideration, on the terms and subject to the conditions set forth in an equity commitment letter. In addition, Thoma Bravo has guaranteed payment of the reverse termination fee payable by Parent under certain circumstances, as well as certain indemnification and reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and limited guarantee provided by Thoma Bravo to the Company.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01	Regulation FD Disclosure.

On September 5, 2023, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 5, 2023, by and among NextGen Healthcare, Inc., Holdco, LLC, and Next Merger Sub, Inc.

99.1	Press Release, dated September 6, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this Current Report include, but are not limited to, statements regarding the consummation of the transaction described above. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed Merger and the possibility that various closing conditions for the proposed Merger may not be satisfied or waived, and the ability to realize the benefits expected from the proposed Merger. The forward-looking statements in this Current Report are based on information available to NextGen as of the date hereof, and NextGen disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. For additional information regarding forward-looking statements, please refer to discussions under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in our most recent Annual Report on Form 10-K and in our other reports filed with the SEC. NextGen’s SEC filings are available on the Investor Relations section of our website at https://investor.nextgen.com and on the SEC’s website at www.sec.gov.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed Merger may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect NextGen or the expected benefits of the proposed Merger or that the approval of NextGen’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed Merger; (iii) the possibility that competing offers or acquisition proposals for NextGen will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed Merger, including in circumstances which would require NextGen to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the proposed Merger on NextGen’s ability to retain and hire key personnel, or its operating results and business generally; (vii) significant transaction costs associated with the Merger; (viii) potential litigation relating to the Merger; (ix) the risk that disruptions from the Merger will harm NextGen’s business, including current plans and operations; (x) legislative, regulatory and economic developments affecting NextGen’s business; and (xi) general economic and market developments and conditions; (xii) the evolving legal, regulatory and tax regimes under which NextGen operates; and (xiii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect NextGen’s financial performance.

Additional Information

This Current Report may be deemed solicitation material in respect of the proposed acquisition of the Company. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed Merger between the Company and Parent. The Company expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. Investors of the Company are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about the Company and the proposed Merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov and at the Company’s website at https://www.nextgen.com.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed Merger will be set forth in the Company’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed Merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2023	NEXTGEN HEALTHCARE, INC.

	By:	/s/ Jeffrey Linton
	Name:	Jeffrey Linton
	Title:	Executive Vice President, General Counsel and Secretary